Exhibit 23.1

Tel: 312-856-9100 Fax: 312-856-1379 www.bdo.com	330 N Wabash, Suite 3200 Chicago, IL 60611

Consent of Independent Registered Public Accounting Firm

Chicago Atlantic Real Estate Finance, Inc.

Chicago, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 14, 2022, relating to the consolidated financial statements of Chicago Atlantic Real Estate Finance, Inc. appearing in the Company’s Annual Report on Form 10-K as of December 31, 2021 for the period from March 30, 2021 (inception) to December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois
December 20, 2022

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.